ONECAP

                      A Nevada Corporation

                          Exhibit 10 g.

      Broker Agreement with North American Mortgage Company
                      Signed March 3, 2000





                        BROKER AGREEMENT


Effective 3/3/00 North American Mortgage Companyr a Delaware corporation and One Cap (Broker) agree to the following Broker represents and warrants that it is duly organized and validly existing entity and that it is in good standing to do business under applicable laws and regulations of the United States and of the state of origination.

Broker has the requisite corporate, partnership or other authority and capacity as necessary to enter into this agreement. Broker's compliance with terms and conditions of this agreement will not violate any provisions of Broker's articles of incorporation or bylaws, any instruments relating to the conduct of this business or any other agreements to which it may be a party.

As agent for the borrowers Broker intends from time to time to offer, for funding to North American Mortgage Companyr conventional mortgage loans that has originated, and for which it has obtained valid and true appraisal and credit documentation. North American Mortgage Companyr is under no obligation to accept any loan application offered by Broker.

The  following are the terms under which North American  Mortgage
Companyr will underwrite and, if applicable, close approved loan applications offered by Broker and to which Broker agrees:

  1)   Broker warrants that any loan it submits to North American
       Mortgage Companyr for approval will contain true and valid information and will be in compliance with all applicable federal, state, and local statutes, ordinances and regulations including; but, not limited to the Real Estate Settlement
       Procedures Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Credit Reporting Act and the Flood Disaster Protection Act.

  2) Broker understands that North American Mortgage Companyr intends to sell closed loans to investors in the secondary market. Broker warrants that in submitting applications to North American Mortgage Companyr it is in full compliance with all pertinent requirements and warranties of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or such other requirements as North American Mortgage Companyr may indemnify in its Product Description.

  3) In connection with the Broker's submission of loans to North American Mortgage Companyr, Broker understands and agrees that broker is acting solely as agent for the borrower, and not as agent for North American Mortgage Companyr. Broker warrants that it will make no representations to the to the contrary to any borrower or potential borrower.

  4) Broker understands that loans submitted to North American Mortgage Companyr pursuant to this agreement will be underwritten in accordance with North American Mortgage Companyr's then current investor standards. North American Mortgage Companyr will approve or decline loan applications in accordance with its current underwriting policies. North American Mortgage Companyr alone, in its sole discretion shall make underwriting determinations.

  5) Broker understands North American Mortgage Companyr is committed to bringing the realization of home ownership by actively promoting the availability of loans and services to all qualified individuals, on an equal basis, regardless or race, creed, religion, ethnic background, sexual preference, financial status, age, or disability. Broker agrees to originate loans and concern itself in accordance with the North American Mortgage Companyr fair lending policy described above.

  6) Upon submission of a file to North American Mortgage Companyr, Broker hereby assigns all rights, titles and interest in the file to North American Mortgage Companyr with the exception of the right to Broker's origination fee, and the file becomes property of North American Mortgage Companyr. North American Mortgage Companyr will close approved loans in it own name.

  7) Broker understands that North American Mortgage Companyr routinely conducts quality control audits to re-verify credit and income documentation and appraisals submitted by Broker. Broker understands that income is verbally verified on all programs. Broker understands than any discrepancies found by North American Mortgage Companyr during quality control and verbal audits are grounds for immediate cancellation of this agreement as well as notification of applicable state and government agencies.

  8) Broker understands that in connection of North American Mortgage Companyr's funding Broker's loans. North American Mortgage Companyr relies on Broker's full cooperation before and after the loan funds. Broker agrees to process loan applications and information and documentation North American Mortgage Companyr deems necessary. Broker agrees to indemnify loss, damages, attorney's fees and other expenses which North American Mortgage Companyr may sustain or incur by reason of or in consequence of Broker not observing the stated provisions or warranties of this agreement or not obtaining the necessary documentation as required by North American Mortgage Companyr.

                        BROKER AGREEMENT

  9) This agreement may be canceled by either party, with or without cause and with or without notice, and such cancellation shall be immediately effective. The warranties, duties and obligations of the parties hereto with respect to mortgage loans originated under the suspices of this agreement shall survive the termination of this agreement.

  10) Broker and the loan applicant have agreed that Broker is representing such loan applicants as such loan applicant's agent with respect to the loan application and is not acting as agent of North American Mortgage Companyr. Broker has disclosed to the loan applicant that depending upon the interest rate and origination points at which a loan form North American Mortgage Companyr to the loan applicant closes. North American Mortgage Companyr may pay compensation to Broker in addition to any compensation to be paid to Broker by the loan applicant.

  11)  NOTICES FACSIMILIES

       All  notices  required  under  this  agreement  shall   be
       considered  given  when depositing in  the  United  States
       Mail bearing sufficient postage and addressed as set forth below:

To:   North American Mortgage
      Company
      3821 W. Charleston
      Boulevard
      Las Vegas, NV 89102
      Attn: Branch Manager

From: Broker
      OneCap
      2025 East Twain Avenue
      Las Vegas, NV 89108
      Attn: Scott Lawrence

       Either party may, by proper written notice hereunder to the other party, change the address to which notices shall hereafter be sent.

       North American Mortgage Companyr, at its option, may transmit to Broker all information regarding loans eligible for submission by Broker hereunder (including, without limitation, price information and product requirements) or regarding any other loan programs offered by North American Mortgage Companyr and Broker hereby consents to such transmittals by facsimile.

Broker understands and accepts the terms of this agreement, as evidenced by the signature of its duly authorized officer.

Broker                           North American Mortgage
                                 Companyr
By: /s/                          By: /s/
Title: Vice President            Title: A.V.P.
By:                              Date 3/6/00
Title:
Date: